UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
FORM S-8 REGISTRATIONS STATEMENT NOS.
333-94439
333-116666
333-130313
333-146228
333-172433

UNDER THE SECURITIES ACT OF 1933

DIGERATI TECHNOLOGIES, INC.
(Successor to American Telesource International, Inc. and ATSI Communications, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	74-2849995
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 355, San Antonio, Texas	78229
(Address of Principal Executive Offices)	(Zip Code)

American Telesource International, Inc. 1998 Stock Option Plan ATSI Communications, Inc. 2004 Stock Compensation Plan ATSI Communications, Inc. 2005 Stock Compensation Plan
(Full title of the plans)

Arthur L. Smith 3463 Magic Drive, Suite 355 San Antonio, Texas 78229 With a Copy to Caroline C. Pace Kane Russell Coleman & Logan PC 5051 Westheimer Road, 10th Floor Houston, TX 77056
(Name and address of agent for service)

(210) 614-7240
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments, filed by Digerati Technologies, Inc. (the “Registrant”), as successor in interest to American Telesource International, Inc. and ATSI Communications, Inc., deregister all securities remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”):

Registration Statement on Form S-8 (No. 333-94439), covering 2,000,000 shares of the common stock, $0.001 par value per share of American Telesource International, Inc., filed with the Commission on January 11, 2000.

Registration Statement on Form S-8 (No. 333-116666), covering 7,500,000 shares of the common stock, $0.001 par value per share of ATSI Communications, Inc. and an indeterminate number of interests in the ATSI Communications, Inc. 2004 Stock Compensation Plan, filed with the Commission on June 18, 2004.

Registration Statement on Form S-8 (No. 333-130313), covering 7,500,000 shares of the common stock, $0.001 par value per share of ATSI Communications, Inc. and an indeterminate number of interests in the ATSI Communications, Inc. 2005 Stock Compensation Plan, filed with the Commission on December 15, 2005.

Registration Statement on Form S-8 (No. 333-146228), covering 10,000,000 shares of the common stock, $0.001 par value per share of ATSI Communications, Inc. and an indeterminate number of interests in the ATSI Communications, Inc. 2005 Stock Compensation Plan, filed with the Commission on September 21, 2007.

Registration Statement on Form S-8 (No. 333-172433), covering 12,500,000 shares of the common stock, $0.001 par value per share of ATSI Communications, Inc. and an indeterminate number of interests in the ATSI Communications, Inc. 2005 Stock Compensation Plan, filed with the Commission on February 25, 2011.

Pursuant to an Agreed Order Confirming Joint Plan of Reorganization Filed by Plan Proponents (the “Order”) confirming the Plan Proponents’ Joint Chapter 11 Plan of Reorganization as Modified on the Record on April 4, 2014, all outstanding options granted pursuant to the American Telesource International, Inc. 1998 Stock Option Plan, the ATSI Communications, Inc. 2004 Stock Compensation Plan and the ATSI Communications, Inc. 2005 Stock Compensation Plan (the “Plans”) have been cancelled and the offerings pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Registrant and its predecessors in interest in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all shares registered under the Registration Statements but not sold under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, and the State of Texas, on November 10, 2015.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Arthur L. Smith
Arthur L. Smith President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2015.

/s/ Arthur L. Smith	/s/ Antonio Estrada Jr.
Arthur L. Smith	Antonio Estrada Jr.
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Craig K. Clement	/s/ Maxwell A. Polinsky
Craig K. Clement	Maxwell A. Polinsky
Director	Director